Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Dividend Advantage Municipal Fund 3
333-58708, 811-10345


The annual meeting of shareholders was held on July
28, 2009. The meeting was subsequently adjourned to September 1, 2009 and October 13, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results are as follows:

 Common and MuniPreferred shares voting
 together as a class
  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           19,480,124
                    5,458
   Against
             1,351,389
                       811
   Abstain
                662,571
                       206
   Broker Non-Votes
             6,694,239
                          -
      Total
           28,188,323
                    6,475



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
           19,608,162
                    5,506
   Against
             1,239,829
                       764
   Abstain
                646,096
                       205
   Broker Non-Votes
             6,694,236
                          -
      Total
           28,188,323
                    6,475



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014925.